FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  March 9, 2000.


                             HIGH PLAINS CORPORATION

            (Exact name of registrant as specified in its charter)


Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                                       Number)



200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas  67202                                   Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                         (Registrant's telephone number)


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Item 5  Other Information

Wichita, Kansas, March 9, 2000 - High Plains Corporation (Nasdaq:HIPC) today confirmed a substantial increase in ethanol prices nationwide. "The fuel ethanol that was selling for $.90 per gallon FOB our plants in October and November of 1999, is now bringing $1.10 to $1.15 per gallon," said Gary R. Smith, High Plains' President and CEO. "Markets have tightened, and the oversupply situation that prevented ethanol prices from rising with the price of gasoline over the past year, appears to have ended. With oil prices now above $34.00 per barrel, and unleaded gasoline prices projected to exceed $2.00 per gallon in portions of the country soon, interest in ethanol supplies has soared," continued Smith.

Ethanol has several advantages as a fuel additive. Not only does it provide the cleaner burning oxygen content necessary to bring fuel into compliance with the federal Clean Air Act for air quality non-attainment areas, but it also enhances octane ratings, and replaces expensive imported petroleum products with a renewable, locally produced alternative fuel.

Smith further stated that, "With today's increased gasoline prices, a gallon of 10% ethanol blended fuel should sell for less than a gallon of regular unleaded fuel. And, with the current economics of ethanol blending, and the increased scrutiny of MTBE (ethanol's competing fuel oxygenate which has been found to have contaminated several ground and surface water sources nationwide) we expect ethanol prices to stay strong even into the traditionally weaker summertime season."

Smith also applauded the recent efforts of the Environmental Protection Agency to assess the ability of the ethanol industry to replace MTBE in gasoline sold in California and other states. Carol Browner, Administrator of the EPA, recently challenged the industry to establish its ability to expand production to meet increased demand caused by anticipated MTBE phase-outs. In testimony before The House Commerce sub-committee on Health and Environment Eric Vaughn President of the Renewable Fuels Association, speaking for the industry said, "We see ethanol as the solution. Ethanol can protect both the air quality and the water quality."

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska and Portales, New Mexico. Additional information is available on the Company's Web site, www.highplainscorp.com.


This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:       March  9,  2000               HIGH PLAINS CORPORATION

                                          /s/Gary R. Smith
                                          President & CEO